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                   CORPORATE INCENTIVE COMPENSATION PLAN
                For the Fiscal Year Ending January 31, 1994



                  THIS PLAN SUPERSEDES ALL PREVIOUS PLANS


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                   CORPORATE INCENTIVE COMPENSATION PLAN


                             TABLE OF CONTENTS



Eligibility................................................1
Bonus Level Placement......................................2
Bonus Components...........................................2
Bonus Calculation Level....................................2
Award Determination........................................3
     HEBIT.................................................3
     CONTROLLABLE CASH FLOW................................3
     GROSS MARGIN..........................................4
Bonusable Compensation.....................................5
Discretionary Bonus........................................5
Incremental Bonus..........................................5
Payment of Awards..........................................5
Miscellaneous Provisions...................................5
ATTACHMENT A - Summary of Bonus Component Targets..........8
ATTACHMENT B - HEBIT.......................................9
ATTACHMENT C - Controllable Cash Flow......................10
ATTACHMENT D - Gross Margin................................12

Glossary..............................................ii, iii















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                   CORPORATE INCENTIVE COMPENSATION PLAN
                For the Fiscal Year Ending January 31, 1994


The purpose of the Corporate Incentive Compensation Plan (the
"Plan") is to reward associates for helping the Company achieve its financial goals. In addition, the Plan will reward associates for individual achievement through the use of a discretionary bonus.

ELIGIBILITY

All of the following eligibility criteria must be met in order to participate in the Plan.

1. An associate must be employed in an eligible administrative position as of January 31, 1994. Eligible positions are defined based upon level of responsibilities, impact on company earnings and gross margin.

2. An associate must be employed by the Company on the day the bonuses are distributed. Any associate who leaves employ-ment with the Company before the bonus distribution date is not eligible for any bonus payment.

3. Associates eligible to participate in any Field Bonus program will not be eligible to participate in this Plan.

4. At any time in the period February 1, 1993 through January 31, 1994 and including the bonus distribution date of, on, or about April 15, 1994, any associate who has been placed on disciplinary probation, who has received a final written warning, or an overall unsatisfactory performance appraisal from their supervisor for the fiscal year ending January 31, 1994, will not be eligible to receive any bonus payment.

5. No associate at any time has any vested right or entitlement to any bonus payment under this Plan.

6. Only those associates who have completed and signed the Corporate Incentive Compensation Plan Acknowledgement form prepared by Company management shall be eligible for any bonus payment under the Plan.
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BONUS LEVEL PLACEMENT

A participant's placement within the six Bonus Calculation Levels is determined primarily by position responsibilities and impact upon company earnings and gross margin.

If a promotional increase affects your bonus level placement, your bonus level will be prorated by the amount of time that was spent at each level based on your annual base salary.

If you are transferred from a non-bonusable position to a bonusable position during the fiscal year, your bonus level will be prorated by the amount of time spent in the bonusable position. Annual base salary will be as of your transfer date.

BONUS COMPONENTS

The following bonus components have been established to encourage maximization of results for the Company through cooperation and teamwork.

                                        Percent of
          Bonus Components                Bonus

          1)   HEBIT                        55%
          2)   Controllable Cash Flow       15%
          3)   Gross Margin                 30%

          (See Attachment A)

BONUS CALCULATION LEVEL

With the achievement of 100% of all three components under the Plan, you will be eligible to achieve a bonus payout based on your bonus level placement (as determined by your position responsibilities)and your actual bonusable compensation earned in the fiscal year. The following list displays the bonus percen-tage you are eligible for as defined by your level.

          Bonus
          Level                    % Bonusable Compensation

            1                                20%
            2                                15%
            3                                13%
            4                                10%
            5                                 8%
            6                                 5%


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AWARD DETERMINATION

In order to realize a payout on any portion of the plan, the bank debt repayment requirement of $6 million for the fiscal year ending January 31, 1994 must be met. In addition, for a 30 day period within the fiscal year, our bank revolver must be and remain at a $0 balance. Achievement of less than 100% of the debt repayment and/or not achieving the bank revolver balance for the required time period will result in no bonus payment for FY'94.

The following will assist you in understanding how each of the three bonus components are determined.

1.   HEBIT (Historical Earnings before Interest and Taxes)

This component of the Plan is obtained by taking the year-end audited Company Net Income amount, adjusted for historical consistency, and adding back Taxes and Interest.

A HEBIT goal of $33.5 million has been established for this fiscal year. Based on the attainment of the HEBIT target, you will be eligible to earn up to 55% of your total bonus for this component as shown on Attachment B.

No HEBIT bonus will be paid on the achievement of less than $30.0 million for this fiscal year.

2.   CONTROLLABLE CASH FLOW

This component of the Plan uses our audited Company financial statements (adjusted for historical consistency) and adjusts it to a purely cash basis.

A CONTROLLABLE CASH FLOW goal has been established for the fiscal year-end of $3.0 million. Based on the attainment of the CONTROLLABLE CASH FLOW target, you will be eligible to earn up to 15% of your total bonus for this component as shown on Attachment
C.

No CONTROLLABLE CASH FLOW bonus will be paid on the achievement of less than $3.0 million for this fiscal year.








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3.   GROSS MARGIN

This component of the Plan is the sum of the margin from general merchandise sales (net merchandise sales minus the total cost of sales), rental income (total rental video income minus the total cost of rental video step up) and ticket commissions, less advertising (media, visual merchandising, and FRP).

A GROSS MARGIN goal has been established for the fiscal year-end of $217.8 million. Based on the attainment of the GROSS MARGIN target, you will be able to earn up to 30% of your total bonus for this component as shown on Attachment D.

No GROSS MARGIN bonus will be paid on the achievement of less than 196.2 million for this fiscal year.






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BONUSABLE COMPENSATION

Bonus under the Plan will be calculated on bonusable compensation actually earned from February 1, 1993 through January 31, 1994. Bonusable compensation is defined as base pay plus overtime, double-time, holiday pay, sick pay, vacation pay, bereavement and retroactive pay. Earnings excluded are bonus payments, bonus draws, auto mileage, auto allowances, and other earnings which shall be considered outside of regular earnings.

DISCRETIONARY BONUS

In order to reward individuals for outstanding performance, an additional amount equal to 10% of the total earned bonus may be set aside in a discretionary pool. This 10% will be comprised of equal percentages from each bonus component multiplied by the percent of bonus achieved for each target. These monies will be awarded based on recommendations made by Senior Management to the Chief Executive Officer.

INCREMENTAL BONUS

An additional amount equal to 10% of the amount over HEBIT target may be set aside in an Incremental Bonus pool for pro-rata distri-bution. These monies will be awarded based on recommenda-tions made by Senior Management to the Chief Executive Officer.

PAYMENT OF AWARDS

Bonus payments will be paid on or about April 15, 1994 at the direction of the Chief Executive Officer, by payroll check, minus applicable taxes.

MISCELLANEOUS PROVISIONS

The Chief Financial Officer will make the computation of the attainment of targets under each bonus component and will provide the Chief Executive Officer with a copy of these computations and award results.

The bonus percentages achieved will be applied to Bonusable Compensation actually earned for the period from February 1, 1993 through January 31, 1994. An individual who becomes eligible under the Plan will be included in the extent that he/she earns Eligible Compensation during the fiscal year.

If, as a result of unanticipated changes in the capital requirements of the Company, or other unanticipated future events of a material nature, the Board of Directors of the Company

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believes, in its sole discretion, that the payment of the bonuses contemplated by this Plan would be inappropriate, the Plan may be amended in whole or in part, or rescinded at any time, with the approval of a majority vote of the Board of Directors of the Company.

The Plan is developed and approved annually. The Company reserves the right to continue, modify, or discontinue the Plan each fiscal year. The Company reserves the right to review and approve exceptions to the Plan throughout the fiscal year.

Each participant in the Plan will receive a copy of the Plan and a memo indicating his/her level of participation.











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BONUS CALCULATION EXAMPLE

To aid you in calculating the amount of bonus you may be eligible for, the following example has been provided.

Bonus Calculation Level = 5%

                                BONUS
                                PERCENTAGE   BONUS     BONUS
     GOAL ACHIEVED              ACHIEVED     LEVEL     PAYOUT

HEBIT $33.5 MM                    55%     x   5%    =  2.75%
Controllable Cash Flow $3.0 MM    15%     x   5%    =   .75%
Gross Margin $217.8 MM            30%     x   5%    =  1.50%

TOTAL                                                  5.0%

Bonusable Compensation = $70,000
Bonus Percent Achieved =      5%
Bonus Paid               $ 3,500











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                               ATTACHMENT A


                    Summary of Bonus Component Targets


The following targets have been established for each bonus component of the Plan


BONUS COMPONENT                               PLAN TARGET

1.   HEBIT                                      $33.5 MM

2.   Controllable Cash Flow                     $ 3.0 MM

3.   Gross Margin                              $217.8 MM






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                               ATTACHMENT B

                                   HEBIT


HEBIT - This component of the Plan is obtained by taking the year-end audited Company Net Income amount, adjusted for historical consistency, and adding back Taxes and Interest.

This 55% of the bonus is fully earned at a HEBIT level of $33.6 million*

Below is a table showing the HEBIT target and the corresponding bonus percentage that will be achieved.

                                HEBIT TABLE

               HEBIT TARGET          BONUS(1)
               (in millions)       PERCENTAGE

               $30.0 AND UNDER          0

               $31.5                 25.0%

               $32.5                 40.0%

               $33.5*                55.0%


Once HEBIT reaches target, 10% of the amount over HEBIT target will be added to the bonus pool and distributed pro-rata.

To determine payout percentages for HEBIT amounts falling between those shown, interpolation will be used.

*Indicates the targeted level of performance.

(1)Indicates the percent of bonus that will be achieved at each HEBIT target. This amount is then multiplied against your Bonus
Calculation Level to determine the overall percent payout you are eligible for.


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                               ATTACHMENT C

                          CONTROLLABLE CASH FLOW


CONTROLLABLE CASH FLOW - This component of the Plan uses our audited Company financial statements (adjusted for historical consistency) and adjusts it to a purely cash basis. This target number will be adjusted using the EBITDAV calculations according to the bank credit agreement. The formula for CCF is provided below (NOTE: numbers displayed are used for example purposes only):

     NET INCOME                             ($ 3,011)
          +Income Tax Provision              $   355
          +Interest Expense                  $22,151
          +Purchase Accounting
               Goodwill            $ 3,297
               Amortization        $ 4,580
               L/H Interest        $   550
               Video Step-Up       $ 2,715
                                   $11,142
                                   $11,142

          +FAS 13 Rent                       $  3,229
          -Other Income                     ($    366)
                    HEBIT                    $ 33,500

ADJUSTED EBITDAV

                    HEBIT                    $ 33,500
          +Other Income                      $    266
     PLUS NON-CASH EXPENSES
          +Depreciation                      $ 17,983
          +Amortization                      $    511
          +Non-Cash Cost of Rental           $ 31,206
                                             $ 83,466
     LESS CASH EXPENDITURES
          -Rental Inventory Cash Purchases   $ 31,133
                    ADJUSTED EBITDAV                   $52,333
     LESS
          -Capital Expenditures              $ 17,102
          -Principal Payment on Debt         $ 10,562
          -Interest Expense (Cash)           $ 21,669
          Controllable Cash Flow                       $ 3,000


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This 15% of the bonus is fully earned at a CONTROLLABLE CASH FLOW level of $3.0 million.*

Below is a table showing the CONTROLLABLE CASH FLOW target and the corresponding bonus percentage that will be achieved.

                       CONTROLLABLE CASH FLOW TABLE

               CONTROLLABLE CASH
                  FLOW TARGET           BONUS(1)
                 (in millions)       PERCENTAGE

                   Under $3.0              0

                         $3.0*          15.0%



*Indicates the targeted level of performance.
(1)Indicates the percent of bonus that will be achieved with each CONTROLLABLE CASH FLOW target. This amount is then multiplied against your Bonus Calculation Level to determine the overall percent payout you are eligible for.



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                               ATTACHMENT D

                               GROSS MARGIN


GROSS MARGIN - This component of the Plan is the sum of the margin from general merchandise sales (net merchandise sales minus the total cost of sales), rental income (total rental video income minus the total cost of rental video step up) and ticket commissions, less advertising (media, visual merchandising, and FRP).

This 30% of the bonus is fully earned at a Gross Margin level of $217.8 million.*

Below is a table showing the Gross Margin and the corresponding bonus percentage that will be achieved.

                               GROSS MARGIN

               GROSS MARGIN
                  TARGET              BONUS(1)
               (in millions)          PERCENTAGE

               $196.2 AND UNDER            0

               $203.4                   10.0%

               $210.6                   20.0%

               $217.8*                  30.0%


To determine payout percentages for Gross Margin amounts falling between those shown, interpolation will be used.

*Indicates the targeted level of performance.

(1)Indicates the percent of bonus that will be achieved at each Gross Margin target. This amount is then multiplied against your Bonus Calculation Level to determine the overall percent payout you are eligible for.

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                                 GLOSSARY

Award Determination - In order to realize a payout on any portion of the plan, the bank debt repayment requirement of $6 million for the fiscal year ending January 31, 1994 must be met. In addition, for a 30 day period within the fiscal year, our bank revolver must be and remain at a $0 balance. Achievement of less than 100% of the debt repayment and/or not achieving the bank revolver balance for the required time period will result in no bonus payment for FY'94.

Bonus Calculation Level - A level from 1 to 6 that determines the percentage of your bonus payout.

Bonus Components - The bonus components that have been esta-blished to encourage maximization of results for the Company through cooperation and teamwork. These components consist of HEBIT, Controllable Cash Flow and Gross Margin.

Bonus Level Placement - A participant's placement within the six
Bonus Calculation Levels. Your bonus level is determined primarily by your position responsibilities and impact upon company earnings and gross margin.

Bonusable Compensation - Base pay plus overtime, double-time, holiday pay, sick pay, vacation pay, bereavement and retroactive pay. Earnings excluded are bonus payments, bonus draws, auto mileage, auto allowances, and other earnings which shall be considered outside of regular earnings. Bonus under the Plan will be calculated on bonusable compensation actually earned from February 1, 1993 through January 31, 1994.

Controllable Cash Flow - The component of the Plan which uses our audited Company financial statements and adjusts it to a purely cash basis.

Discretionary Bonus - An additional pool amount which is set aside to reward individuals for outstanding performance. A total discretionary bonus of 10% of the total earned bonus will be comprised of equal percentages from each bonus component multiplied by the percent of bonus achieved for each target.

Eligibility - The criteria which must be met in order to participate in the Plan.

Gross Margin - The component of the Plan which is the sum of the margin from general merchandise sales (net merchandise sales minus the total cost of sales), rental income (total rental video income minus the total cost of rental video step up) and ticket commissions, less advertising (media, visual merchandising, and FRP).
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HEBIT - The year-end audited Company Net Income amount (adjusted for historical consistency) which adds back Taxes and Interest.

Incremental Bonus - An additional pool amount will be set aside for outstanding performance when the HEBIT target is exceeded.

Payment of Awards - Bonus payments will be paid by April 15, 1994 by payroll check, minus applicable taxes.

Plan - Wherehouse Entertainment, Inc. Corporate Incentive
Compensation Plan (the "Plan").

Targets - The business goals that have been established for each bonus component of the Plan to be met to realize a bonus payout.


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                   CORPORATE INCENTIVE COMPENSATION PLAN
                For the Fiscal Year Ending January 31, 1994

                              ACKNOWLEDGEMENT


I hereby acknowledge that I am eligible to participate in the Corporate Incentive Compensation Plan for the fiscal year ending January 31, 1994. The criteria and details of this plan have been given to me. I understand that it is my responsibility to read and understand all requirements as set forth in the plan document.

I understand that I must be employed by the Company on the day the bonuses are distributed, or I shall not be eligible for any bonus payment, in whole or in part, or any equivalent amount.
Any associate whose employment with the Company terminates for any reason before the bonus distribution date is not eligible for any bonus payment, in whole or in part, or any equivalent amount.

In order to realize a payout on any portion of the plan, the bank debt repayment requirement of $6 million for the fiscal year ending January 31, 1994 must be met. In addition, for a 30 day period within the fiscal year, our bank revolver must be and remain at a $0 balance. Achievement of less than 100% of the debt repayment and/or not achieving the bank revolver balance for the required time period will result in no bonus payment for FY'94.

ACCEPTED AND AGREED:




_____________________________           _______________________
SIGNATURE                               SOCIAL SECURITY NO.


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